                                                                   EXHIBIT 10.44


                       AMERICA'S FAVORITE CHICKEN COMPANY

                         1994 SUPPLEMENTAL BENEFIT PLAN
                            FOR DESIGNATED OFFICERS


                                   ARTICLE I
                                    PURPOSE

          The purpose of this 1994 Supplemental Benefit Plan (the "Plan") is to provide certain officers of America's Favorite Chicken Company, a Minnesota corporation (the "Company"), certain death and disability benefits to encourage such officers to remain in the employ of the Company and to use their best efforts, judgement and energy to perform, improve and advance the business and interests of the Company.

                                   ARTICLE II
                                  DEFINITIONS

          For purposes of this Plan, the following terms shall have the meanings set forth opposite such terms.

          2.1  Beneficiary.  The term "Beneficiary" shall mean the person or
               -----------
persons designated by a Participant on his Enrollment Form or any amendment thereto to receive his benefits payable hereunder at his death or, if no such person survives the Participant or if no such designation is made, the Participant's estate.

          2.2  Board.  The term "Board" shall mean the Board of Directors of the
               -----
Company.

          2.3  Company.  The term "Company" shall mean America's Favorite
               -------
Chicken Company, a Minnesota corporation.

          2.4  Compensation.  The term "Compensation" shall mean for each
               ------------
Participant the stated base annual salary payable to that Participant for the services he renders to the Company as an officer during any twelve (12) month period.

          2.5  Death Benefit.  The term "Death Benefit" shall mean, for each
               -------------
Participant, an amount equal to the lesser of (i) an amount determined by the President of the Company as provided in Article VIII hereof or (ii) five (5) times his Compensation on the date he becomes a Participant of this Plan, or such greater amount as may be determined by the Board or the President from time to time taking into account increases in the Participant's Compensation.

          2.6  Disability.  The term "Disability" with respect to any
               ----------
Participant shall have the meaning ascribed to it in such Participant's Supplemental Disability Policy.

          2.7  Disability Benefit.  The term "Disability Benefit" with respect
               ------------------
to any Participant shall mean the supplemental disability income benefits payable to a Participant upon his Disability under Article VII hereof.

          2.8  Effective Date.  The term "Effective Date" is defined in Section
               --------------
12.8 hereof.

          2.9  Enrollment Form.  The term "Enrollment Form" shall mean the form,
               ---------------
substantially similar to Exhibit "A" attached to this Plan, executed by (a) each Participant to acknowledge and accept participation in this Plan and the Insurance Agreement and to designate his Beneficiary, and (b) the Plan Administrator to acknowledge and accept such participation on behalf of the Company.

          2.10 Executive Benefits.  The term "Executive Benefits" shall mean the
               ------------------
Disability Benefit and the Death Benefit.

          2.11 Insurance Agreement.  The term "Insurance Agreement" shall mean
               -------------------
the split dollar and/or term insurance agreements incorporated in this Plan as
Article VI.

          2.12 Insurer.  The term "Insurer" shall mean any insurance company
               -------
issuing one or more of the life or disability insurance policies subject to this Plan.

          2.13 Life Insurance Policy.  The term "Life Insurance Policy" with
               ---------------------
respect to any Participant shall mean the policy or policies maintained by the Company on the life of such Participant pursuant to Article VI hereof.

          2.14 Participants.  The term "Participants" shall mean those vice-
               ------------
presidents of the Company designated by the Board or the President from time to time in writing who are not covered by any other Supplemental Benefit Plan adopted by the Company.

          2.15 Plan Administrator.  The term "Plan Administrator" shall mean the
               ------------------
Company; however, the Company, acting through the Board, may from time to time designate an individual or a committee of individuals pursuant to Section 3.1 to perform the duties of Plan Administrator.

          2.16 Plan Year.  The term "Plan Year" shall mean the period commencing
               ---------
on the Effective Date, and ending December 31, 1994, and thereafter, each twelve
(12) consecutive month period commencing on each January 1 and terminating on the following December 31.

                                       2.

          2.17 Supplemental Disability Policy.  The term "Supplemental
               ------------------------------
Disability Policy" with respect to any Participant shall mean the disability policy maintained by the Company pursuant to Article VII hereof for such Participant.

          2.18 Year of Service.  The term "Year of Service" means a twelve (12)
               ---------------
month period during which the Participant has not less than one thousand (1,000) hours of service with the Company. Computation of any twelve (12) month period shall be made with reference to the date on which the Participant's employment commenced.


                                  ARTICLE III
                               PLAN ADMINISTRATOR

          3.1 The Company shall be the Plan Administrator and Named Fiduciary of this Plan for purposes of ERISA; however, the Company, may at any time or from time to time in its sole discretion, appoint an individual or a committee of individuals to perform its duties as Plan Administrator. The Company hereby designates Jeannette Ferrell to serve in such capacity until her resignation, removal by the Board or inability to serve in such capacity for any reason.

          3.2 If a committee, the Plan Administrator shall select one of its members as its Chairman and shall hold its meeting at such times and places as it may determine. A majority of its members shall constitute a quorum. The committee may appoint a secretary to keep minutes of its meetings and may make such rules and regulations for the conduct of its business as it shall deem advisable.

          3.3 All determinations of the Plan Administrator, if a committee, shall be made by a majority vote of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

          3.4 The Plan Administrator may employ others to render advice with regard to its duties under the Plan and allocate to others its fiduciary responsibilities and exercise any and all other powers necessary to fulfill its responsibilities under this Plan to the extent not in conflict with ERISA.

                                       3.

                                  ARTICLE IV
                                ADMINISTRATION

          4.1 The Plan shall be administered by the Plan Administrator appointed under Section 3.1.

          4.2 The Plan Administrator shall have the authority to interpret the Plan and to prescribe, amend and rescind such rules, regulations and documentation and to make such other determinations as it deems reasonable, necessary and proper for the administration of the Plan and the implementation of its purposes.

          4.3 The Plan Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem necessary. Any decision made, or action taken, by the Plan Administrator arising out of or in connection with the interpretation or administration of the Plan shall be final and conclusive in all cases.

          4.4 The Plan Administrator shall be indemnified by the Company against all reasonable costs and expenses necessarily incurred by it in connection with any action, suit or proceeding to which it may become a party by reason of action taken or failure to act in connection with the Plan. Any other expenses of administering the Plan shall also be borne by the Company. The Plan Administrator, if an individual, or any member of the Plan Administrator committee, if any, shall not be personally liable for any act done or determination made in good faith.


                                   ARTICLE V
                                 PARTICIPATION

          5.1 To be eligible to participate in this Plan, a Participant must be an Officer of the Company. Each Participant shall be entitled to participate in all of the Executive Benefits under this Plan upon the terms and conditions set forth herein as of the date he delivers to the Plan Administrator an Enrollment Form.

          5.2 Except as otherwise provided herein, a Participant shall remain a participant in this Plan as long as such person is eligible and until the termination of his employment with the Company. Except in the event of a termination by reason of death or Disability, following any such termination neither the Participant nor his Beneficiary shall have any claim whatsoever for any Executive Benefits under this Plan. Any termination of participation in this Plan shall be effective as of the date such termination occurs.

                                       4.

                                   ARTICLE VI
                                 DEATH BENEFIT/
                              INSURANCE AGREEMENT

          6.1  Death Benefit.  In the event of the death of a Participant during
               -------------
the term of his employment with the Company and after the Company first obtains the Life Insurance Policy required by Section 6.2 hereof, the Beneficiary shall be entitled to receive an amount equal to the Death Benefit from the death benefit proceeds payable under such Life Insurance Policy.

          6.2  Policy Ownership and Dividend Application.
               -----------------------------------------

               (a) As soon as practical following Enrollment of a Participant, the Company shall apply for and, if available at regular non-rated premiums, purchase, at its option, either a term or permanent Life Insurance Policy on the life of each Participant having minimum death proceeds equal to such Participant's Death Benefit; provided, however, that if the premiums for any policy on the life of any Participant shall exceed regular, non-rated premiums, the Company may, but shall have no obligation to, fund such excess. In the event the Company determines not to fund such excess it shall promptly notify the Participant and the Participant may, at his option, elect to pay the excess. If the Participant fails to pay such excess or if for any other reason the Company, after reasonable efforts, is not able to obtain the Life Insurance Policy required hereby for any Participant, then such Participant and his Beneficiary shall not be entitled to any Death Benefit hereunder except as may otherwise be determined in the discretion of the Company and set forth in writing. The Company shall have and may exercise all ownership rights in such Life Insurance Policy, except as provided in this Article VI.

                    (1) Each Participant shall be entitled to designate the Beneficiary to receive payment of that portion of the death benefit proceeds payable under the Life Insurance Policy on his life which equals the Death Benefit payable with respect to such Participant. The initial Beneficiary or Beneficiaries shall be designated in the Participant's Enrollment Form. Thereafter, upon receipt of written notice of a Participant's desire to change his Beneficiary designation in form acceptable to the Company, the Company will promptly take such action as is necessary to evidence such change and such change shall become effective as provided in the applicable Life Insurance Policies.

                    (2) The Company will not, without the written consent of a Participant, assign its rights in any Life

                                       5.

Insurance Policy on such Participant's life, other than for purposes of obtaining a loan against the Life Insurance Policy as provided in paragraph (3) below.

                    (3) The Company will have the right to (A) borrow from the Insurer and secure that loan by a Participant's Life Insurance Policy for any purpose including, but not limited to, borrowing for the purpose of paying premiums on that Policy without giving notice to the insured Participant, and
(B) make partial withdrawals of policy surrender values; provided, however, that if the exercise of such rights would reduce the death benefit payable to any Participant's Beneficiary pursuant to Section 6.2(a)(1), then such rights shall be exercisable by the Company only with the written consent of that Participant.

               (b) Except as provided in paragraph 6.2(a) above, as long as the Insurance Agreement contained in the Plan is in force, the Company will not exercise any rights under any Life Insurance Policy which will compromise or reduce the death benefit payable to such Participant's Beneficiary.

               (c) Dividends payable under the Life Insurance Policies, if any, will be applied as provided in the Policies.

               (d) For matters between a Participant and the Company, the Insurance Agreement shall take precedence over any provisions of a Life Insurance Policy (including any riders, amendments and attachments thereto) in case of a conflict between the terms of the Life Insurance Policy and this
Article VI.

          6.3  Payment of Premiums.
               -------------------

               (a) As long as the Insurance Agreement is in force, the Company shall pay the premiums on each term Life Insurance Policy, and each Participant and the Company agree to share in the payment of premiums on each permanent Life Insurance Policy on such Participant's life held under this Plan in such amounts and in the manner set forth below:

                    (1) Unless paragraph (2) below applies, the Participant's share of the annual premium shall be that portion of the annual premium due on the Life Insurance Policy that is equal to the amount of the economic benefit that would be taxable to the Participant, but for the payment by the Participant of such amount based upon an amount of insurance protection equal to the Participant's portion of the death benefit proceeds specified in Section 6.2. The Company shall pay the balance of each such annual premium.

                                       6.

                    (2) If the Life Insurance Policy is a flexible premium contract such that premiums may be varied as to the amount and timing of premium payments, then the Participant shall be required to make an annual premium contribution in an amount determined in accordance with paragraph (1) above, beginning on the Policy issue date and continuing on each subsequent anniversary of such date.

               The Company shall pay premiums at such times and in such amounts as it may determine in its sole discretion.

               (b) The amount of economic benefit that would be taxable to each Participant shall be computed in accordance with the cost of life insurance per $1,000 as shown in the table contained in Revenue Ruling 55-747, 1955-2 C.B. 22 as provided in Revenue Ruling 64-328, 1964-2 C.B. II (often commonly referred to as the "P.S. 58 costs").

               (c) In order to facilitate the payment of premiums on the Life Insurance Policies, the Company, in the first policy year and in each subsequent year for as long as this Insurance Agreement is in force, shall forward the total amount of the premium then currently due and payable on the Policies directly to the Insurer and shall indicate immediately in the appropriate Company records that the annual sum payable by the Participant provided in
Section 6.3(a) shall be added to his annual salary or compensation.

          6.4  Beneficiary Provisions.
               ----------------------

               (a) If a Participant dies while this Insurance Agreement is in force, the total death benefit proceeds from policies held by the Company on his life shall be divided as follows:

                    (1) That portion of such proceeds which equals the Participant's Death Benefit shall be paid to the Participant's Beneficiary; and

                    (2) The balance of such proceeds, if any, shall be paid to the Company.

               (b) No Beneficiary shall have any right to reimbursement or contribution from the estate of the Participant or from the Company with respect to the amount collected by the Company under any Life Insurance Policy held under this Plan.

               (c) If the Participant dies while this Insurance Agreement is in force, the Company agrees to take such action as may be necessary to obtain payment from the Insurer to the

                                       7.

Participant's designated Beneficiary of the amounts payable under any applicable Life Insurance Policy.

          6.5  Termination of the Insurance Agreement.  This Insurance Agreement
               --------------------------------------
shall automatically terminate with respect to any Participant upon the Participant's termination of employment for any reason prior to his death. Upon termination of this Insurance Agreement, the Company shall become sole owner of such policy unless within thirty (30) days following such termination Participant elects to purchase such Policy from the Company for an amount equal to its net cash surrender value.


                                  ARTICLE VII
                              DISABILITY BENEFITS

          The Company shall procure for each Participant as soon as possible after the Enrollment of the Participant and shall maintain in full force and effect during the Participant's employment with the Company a Supplemental Disability Policy which will supplement the benefits payable under any disability benefit provided to the Participant by the Company under its basic employee health care benefit program, so that, with respect to a Disability occurring after the Company first obtains the Supplemental Disability Policy, the total monthly disability benefit payable to the Participant under all disability policies maintained by the Company, after a maximum elimination period of ninety (90) days, shall equal the lesser of (a) an amount determined by the President of Company as provided in Article VIII, or (b) Thirty Thousand and No/100 Dollars ($30,000.00) or (c) the sum of the following amounts:

          (1) 80% of the first $250,000.00 of the Participant's Compensation;
plus

          (2) 70% of the next $100,000.00 of the Participant's Compensation;
plus

          (3) 25% of the Participant's Compensation in excess of $100,000.00.

          For purposes of this Article VII, the Compensation of a Participant shall be deemed to equal the Compensation payable to such Participant on the date he becomes a participant in the Plan or such greater amount as may be determined by the Board or the President of the Company from time to time, taking into account increases in such Participant's Compensation.

          Notwithstanding anything herein to the contrary, that if the premiums for any Supplemental Disability Income Policy of

                                       8.

any Participant shall exceed regular, non-rated premiums, the Company may, but shall have no obligation to, fund such excess. In the event the Company determines not to fund such excess it shall promptly notify the Participant and the Participant may, at his option, elect to pay the excess. If the Participant fails to pay such excess or if for any other reason the Company, after reasonable efforts, is not able to obtain the Supplemental Disability Income Policy required hereby for any Participant, then such Participant shall not be entitled to any Disability Benefit hereunder except as may otherwise be determined in the discretion of the Company and set forth in writing.


                                  ARTICLE VIII
                          AMOUNT OF EXECUTIVE BENEFITS

          The determination of the amount of each Executive Benefit to be granted to a Participant shall be made by the President of the Company, provided that in no event shall such amount exceed the maximum benefit authorized hereby. The initial amount of each Executive Benefit authorized by the President with respect to each Participant shall be set forth in such Participant's Enrollment Form, and such amounts may be increased or decreased by the President at any time or from time to time thereafter upon written notice to the Participant prior to such Participant's death or Disability.


                                   ARTICLE IX
                                 DISTRIBUTIONS

          9.1  Source of Distributions.  All distributions under this Plan shall
               -----------------------
be made by the Company from its general assets, and the status of each Participant's or Beneficiary's claim to a benefit shall be the same as the status of any other general unsecured creditor of the Company; provided, however, any Death Benefit amount due from the general assets of the Company under Section 6.1 shall be offset by any death benefit proceeds received by the Participant's Beneficiary under the Insurance Agreement under Article VI. No person shall look to, or have any claim whatsoever against the Plan Administrator, any member of the Board, other officers of the Company, other employees, shareholders or any other persons acting on behalf of the Company in their individual capacities for the distribution of any Executive Benefit or for the payment of any other amounts under this Plan. As part of its general assets and in support of the Executive Benefit promises made under this Plan, the Company may continue to own and maintain, in whole or in part, any existing insurance policies on the life or well-being of any of the Participants or purchase new policies of the same type, but no

                                       9.

Participant nor any Beneficiary, legal heir, successor or assign of his shall have any claim whatsoever to any such policy or the proceeds of any such policy, except as may be specifically provided in the Insurance Agreement under Article VI.

          9.2  Mental or Legal Incompetence.  The Company, in its sole
               ----------------------------
discretion, may make distribution to the guardian or other legal representative of a Participant or Beneficiary, if the Company determines that the Participant or Beneficiary is mentally or legally incompetent to receive such benefit distribution. Any such distribution shall be in full and complete satisfaction of any and all claims whatsoever by or behalf of such Participant or Beneficiary under this Plan against the Company, the Plan Administrator, any member of the Board, other Participants or officers of the Company, other employees, shareholders and any other person acting on behalf of them.


                                   ARTICLE X
                               CLAIMS PROCEDURES

          10.1 Filing of a Claim for Benefits.  Any Participant or Beneficiary
               ------------------------------
entitled to one or more Executive Benefits under this Plan will file a claim request with the Plan Administrator with respect to the applicable Executive Benefits.

          10.2 Denial of Claim.  A claim for an Executive Benefit under this
               ---------------
Plan shall be denied if the Company determines that the Participant or Beneficiary is not entitled to receive such Executive Benefit under the Plan. Notice of a denial shall be furnished to the Participant or Beneficiary within a reasonable period of time after receipt of the claim by the Plan Administrator.

          10.3 Content of Notice. Within ninety (90) days of the denial of a
               -----------------
claim under this Plan, the Plan Administrator shall provide to every Participant or Beneficiary who is denied a claim written notice setting forth, in a manner calculated to be understood by such Participant or Beneficiary, the following:

               (a) The specific reason or reasons for the denial;

               (b) Specific reference to pertinent Plan provisions on which the denial is based;

               (c) A description of any additional material or information necessary to perfect the claim, and any explanation of why such material or information is necessary; and

                                      10.

               (d) An explanation of the Plan's claim review procedure as set forth below.

          10.4 Review Procedure.  The purpose of the review procedure is to
               ----------------
provide a method by which a Participant or Beneficiary may have a reasonable opportunity to appeal a denial of a claim to the Plan Administrator for a full and fair review. To accomplish that purpose, the Participant, Beneficiary or a duly authorized representative:

               (a) May require a review upon written application to the Plan Administrator;

               (b) May review pertinent Plan documents; and

               (c) May submit issues and comments in writing.

A review shall be requested by filing a written application with the Plan Administrator at any time within sixty (60) days after receipt by the Participant or Beneficiary of a written notice of the denial of his claim pursuant to Section 10.3.

          10.5 Decision on Review.  A decision on review of a denied claim shall
               ------------------
be made in the following manner:

               (a) The decision on review shall be made by the Plan Administrator who may, in his discretion, hold a hearing on the claim. Such decision shall be made promptly, and not later than sixty (60) days after receipt of the request for review pursuant to Section 10.4, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of the request for review.

               (b) The decision on review shall be in writing and shall include specific reasons for the decisions, written in a manner calculated to be understood by the Participant or Beneficiary, and specific references to the pertinent Plan provisions upon which the decision is based.


                                   ARTICLE XI
                       AMENDMENT AND TERMINATION OF PLAN

          The Board may at any time or from time to time amend or revise the terms of this Plan to either increase or decrease the Executive Benefits authorized hereunder.

                                      11.

                                  ARTICLE XII
                                 MISCELLANEOUS

          12.1 Company Liability.  Nothing in this Plan shall be construed to
               -----------------
limit in any way the right of the Company to terminate the employment of any Participant at any time; or to be evidence of any agreement or understanding, express or implied, that the Company will employ any Participant in any particular position or at any particular rate of remuneration or for any particular period of time.

          12.2 Indemnification.  The Company shall indemnify and hold harmless
               ---------------
the Plan Administrator, any member thereof and any employee who may act on behalf of the Company in the administration of this Plan from and against any liability, loss, cost or expense (including reasonable attorneys' fees) incurred at any time as a result of or in connection with any claims, demands, actions or causes of action of any Participant, any person claiming through or under any of them, or any other person, party or authority claiming to have an interest in this Plan or standing to act for any persons or groups having an interest in this Plan, for or on account of, any of the acts or omissions (or alleged acts or omissions) of the Plan Administrator, any member thereof or any such employee, except to the extent resulting from such person's willful misconduct.

          12.3 Tax Effects.  The Company makes no warranties or representations
               -----------
with regard to the tax effects or results of this Plan. Any Participant electing participation under this Plan shall be deemed to have relied upon his own tax advisors with regard to such effects.

          12.4 No Assignment: Binding Effect.  Neither a Participant nor his
               -----------------------------
Beneficiary shall have the right to alienate, assign, commute or otherwise encumber his rights hereunder for any purpose whatsoever, and any attempt to do so shall be disregarded completely as null and void. The provisions of this Plan shall be binding on each Participant and on each person who claims a benefit under him and on the Company and any successor to the Company.

          12.5 Self-Interest.  No Participant shall have any right to vote or
               -------------
decide upon any matter related directly or indirectly to him or any right of his to claim any benefit under the Plan. Accordingly, if the Plan Administrator is a Participant, the Board shall make all decisions with respect to his rights under this Plan.

          12.6 Construction.  This Plan shall be construed in accordance with
               ------------
the laws of the State of Georgia.  The headings

                                      12.

and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in construction of the provisions of this Plan. In the construction of this Plan, the masculine, feminine or neuter genders, and the singular and plural numbers, shall each include the other wherever appropriate.

          12.7 References.  Unless otherwise indicated, all references made in
               ----------
this Plan shall be to articles, sections and subsections of this Plan.

          12.8 Effective Date of Plan.  This Plan shall be effective as of April
               ----------------------
19, 1994, the date this Plan was approved by the Board.



Dated as of the  9th                     AMERICA'S FAVORITE CHICKEN
                 ---                     COMPANY
day of May, 1994.



                                          By:   /s/
                                              -------------------------------
                                              Frank J. Belatti, President
                                              and Chief Executive Officer

                                      13.

                                   EXHIBIT A
                       AMERICA'S FAVORITE CHICKEN COMPANY
                 SUPPLEMENTAL BENEFIT PLAN FOR JUNIOR OFFICERS

                                ENROLLMENT FORM

PART I.  ENROLLMENT
-------------------

          The Plan Administrator appointed to administer the Supplemental Benefit Plan for Officers (the "Plan") has determined that
_______________________ ("Participant") is eligible for and deserving of consideration under the Plan, a copy of which is attached hereto and incorporated in this Enrollment Form for all purposes. Capitalized terms which are used in this Enrollment Form and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

          Participant acknowledges that the amount of each Executive benefit under the Plan granted to Participant as of the date hereof is as follows:

          A.   Disability Benefit:_______________________________

          B.   Death Benefit:____________________________________

          Execution of this Enrollment Form shall evidence Participant's full acceptance of the terms and conditions of the Plan, the Insurance Agreement contained therein and this Enrollment Form.

          The Plan Administrator reserves the right to modify or cancel this Enrollment Form at any time, subject to the express provisions of the Plan. This Enrollment Form shall continue in effect until superseded or cancelled by the Plan Administrator.

PART II.  BENEFICIARY DESIGNATION
---------------------------------

          I hereby designate ___________________________________ my
_____________ (state relationship), whose current address is
_________________________________________as my primary Beneficiary under the
Plan. If such person fails to survive me, I hereby designate ____________________________________, my _____________ (state relationship), whose current address is _______________________________________________________
as my secondary Beneficiary under the Plan. If such secondary Beneficiary fails to survive me, my Beneficiary shall be my estate. This Beneficiary designation shall become effective only upon its receipt and acceptance by the Plan Administrator during my lifetime and upon becoming effective, shall supersede all previous designations made by me.

Date: _____________ Signature:___________________________________

                    Print Name: _________________________________

          THE PLAN ADMINISTRATOR FOR THE AMERICA'S FAVORITE CHICKEN COMPANY SUPPLEMENTAL BENEFIT PLAN FOR OFFICERS HEREBY ACKNOWLEDGES RECEIPT AND ACCEPTANCE OF THIS ENROLLMENT FORM THIS ____ DAY OF __________________, 1994.


                    _____________________________________________
                    Plan Administrator